SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) May 26, 2004
                                                          ------------


                   Cognizant Technology Solutions Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-24429                     13-3728359
--------------------------------------------------------------------------------
      (State or Other       (Commission File Number)        (IRS Employer
       Jurisdiction                                      Identification No.)
     of Incorporation)


500 Glenpointe Centre West
Teaneck, New Jersey                                                    07666
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(Address of Principal Executive Offices)                               (Zip
                                         Code)


                                 (201) 801-0233
                        ---------------------------------
                         (Registrant's telephone number,
                              including area code)


           ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.
---------------------

     On May 26, 2004, Cognizant Technology Solutions Corporation, a Delaware corporation (the "Company") announced that its Stockholders, at its Annual Meeting, approved an amendment to its Certificate of Incorporation that increased the number of authorized shares of Class A Common Stock. As a result of the increase, the Company's previously announced conditional two-for-one stock split on its Class A Common stock in the form of a stock dividend shall proceed as planned. Stockholders of record as of May 27, 2004 will be entitled to one additional share of Class A Common Stock for each share held on the record date. The stock dividend distribution is expected to occur on or about June 17, 2004, and it is anticipated that the Company's Class A Common Stock will begin trading on a post-split basis on the business day following the distribution date.

     The foregoing statements are qualified in their entirety by the Company's press release, a complete copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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        (c)  Exhibits.
             --------

        Exhibit No.     Description
        -----------     -----------

           99.1 Press Release of Cognizant Technology Solutions Corporation dated May 26, 2004.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                COGNIZANT TECHNOLOGY
                                SOLUTIONS CORPORATION



                                By: /s/ Steven E. Schwartz
                                    --------------------------------------
                                Name:  Steven E. Schwartz
                                Title: Vice President and General Counsel


Date:  May 28, 2004